Exhibit 99.1

NANO Nuclear Energy Closes Full Over-Allotment Option Raising Total Funds of $20 Million in Underwritten Follow-On Offering

New York, N.Y., July 19, 2024 — NANO Nuclear Energy Inc. (NASDAQ: NNE) (“NANO Nuclear”), a vertically integrated microreactor and advanced nuclear technology company developing proprietary, portable, and clean energy solutions, today announced the July 18, 2024 closing of the sale of an additional 135,000 shares of its common stock at $20.00 per share pursuant to the full exercise of underwriter’s over-allotment option granted in connection with NANO Nuclear’s recent underwritten follow-on public offering which closed on July 15, 2024.

The gross proceeds from NANO Nuclear’s follow-on public offering, inclusive of the full over-allotment exercise, before deducting underwriting discounts and other offering expenses, were approximately $20,700,000, and net proceeds were approximately $18,582,000.

“We are again thankful to our established and new investors for the trust and faith they are placing in NANO Nuclear and our vision for commercial innovation at the cutting edge of advanced nuclear technology in the U.S.,” said Jay Yu, Founder and Chairman of NANO Nuclear Energy. “We find our emerging company in the middle of a revitalization of America’s nuclear energy industry as our country and our world seek sustainable, carbon-free energy solutions for now and for the future. As evidenced by our oversubscribed offering, we are humbled that our investors see us as part of that solution, and with that support we will continue to work tirelessly every day to further and expand our plans for the benefit of our shareholders and the markets we will serve.”

The Benchmark Company, LLC acted as the sole book-running representative for the offering. Ellenoff Grossman & Schole LLP acted as counsel to NANO Nuclear. Lucosky Brookman LLP acted as counsel to The Benchmark Company. Withum Smith+Brown PC are NANO Nuclear’s registered independent auditors.

Registration statements relating to this public offering were filed with the Securities and Exchange Commission and declared. This registration statement can be obtained by visiting the SEC website at www.sec.gov. Please see such registration statement for additional information regarding NANO Nuclear.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NANO Nuclear Energy Inc.

NANO Nuclear Energy Inc. (NASDAQ: NNE) is an advanced technology-driven nuclear energy company seeking to become a commercially focused, diversified, and vertically integrated company across four business lines: (i) cutting edge portable microreactor technology, (ii) nuclear fuel fabrication, (iii) nuclear fuel transportation and (iv) nuclear industry consulting services. NANO Nuclear believes it is the first portable nuclear microreactor company to be listed publicly in the U.S.

Led by a world-class nuclear engineering team, NANO Nuclear’s products in technical development are “ZEUS”, a solid core battery reactor, and “ODIN”, a low-pressure coolant reactor, each representing advanced developments in clean energy solutions that are portable, on-demand capable, advanced nuclear microreactors.

Advanced Fuel Transportation Inc. (AFT), a NANO Nuclear subsidiary, is led by former executives from the largest transportation company in the world aiming to build a North American transportation company that will provide commercial quantities of HALEU fuel to small modular reactors, microreactor companies, national laboratories, military, and DOE programs. Through NANO Nuclear, AFT is the exclusive licensee of a patented high-capacity HALEU fuel transportation basket developed by three major U.S. national nuclear laboratories and funded by the Department of Energy. Assuming development and commercialization, AFT is expected to form part of the only vertically integrated nuclear fuel business of its kind in North America.

HALEU Energy Fuel Inc. (HEF), a NANO Nuclear subsidiary, is focusing on the future development of a domestic source for a High-Assay, Low-Enriched Uranium (HALEU) fuel fabrication pipeline for NANO Nuclear’s own microreactors as well as the broader advanced nuclear reactor industry.

For more corporate information please visit: https://NanoNuclearEnergy.com/

For further information, please contact:

Email: IR@NANONuclearEnergy.com
Business Tel: (212) 634-9206
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Cautionary Note Regarding Forward Looking Statements

This news release and statements of NANO Nuclear’s management in connection with this news release or related events contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements (including statements related to the public offering described herein) related to future events, which may impact our expected future business and financial performance, and often contain words such as “seek,” “expects”, “anticipates”, “intends”, “plans”, “believes”, “potential”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors, some of which may be beyond our control. Readers are cautioned that actual results may differ materially and adversely from the results implied in forward-looking statements. For NANO Nuclear, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following: (i) risks related to our U.S. Department of Energy (“DOE”) nuclear fuel manufacturing submission and the development of new or advanced technology, including difficulties with design and testing, cost overruns, development of competitive technology, (ii) our ability to obtain contracts and funding to be able to continue operations; (iii) risks related to uncertainty regarding our ability to commercially deploy a competitive advanced nuclear reactor technology, and (iv) risks related to the impact of government regulation and policies including by the DOE and the U.S. Nuclear Regulatory Commission; and similar risks and uncertainties associated with the business of a start-up business operating a highly regulated industry. These factors may not constitute all of the factors that could cause actual results to differ from those discussed in any forward-looking statement, and the NANO Nuclear therefore encourages investors to review other factors that may affect future results in its filings with the SEC, which are available for review at www.sec.gov and at https://ir.nanonuclearenergy.com/financial-information/sec-filings. Readers are cautioned not to place undue reliance on forward-looking statements, which apply only as of the date of this news release, and forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.